UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 20, 2016

 NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01(a)	Notice of Delisting or Failure to Satisfy a Continued Listing, Rule or Standard; Transfer of Listing

As previously announced, on December 20, 2016, Nobilis Health Corp. (NYSE MKT: HLTH) (TSX: NHC) (“Nobilis” or the “Company”) announced today that it has been notified by the Toronto Stock Exchange (“TSX”) that the common share purchase warrants issued by Nobilis on May 13, 2015 (the “Warrants”), currently listed under the symbol “NHC.WT”, are being placed under de-listing review. The TSX advised Nobilis that the Warrants, as stand-alone securities, may not meet the minimum price and market value listing requirements set out in the TSX Company Manual. Unless the Warrants meet all of the requirements for listing set out in the TSX Company Manual by April 20, 2017, they will be de-listed from the TSX 30 days from such date.

Nobilis is evaluating its response, if any, to the de-listing review in light of its previously stated intent to create a single trading market for its securities and the Warrants expiration date of May 13, 2017. The common shares of the Company remain scheduled for de-listing from the TSX at the close of markets on December 30, 2016.

Exhibit Number	Exhibit Description

99.1	Exhibit 99-1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth Klein

Kenneth Klein
Chief Financial Officer

Date: December 22, 2016